Exhibit 10.3

PARTIAL ASSIGNMENT AND ASSUMPTION OF

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Partial Assignment and Assumption of Common Stock and Warrant Purchase Agreement (this “Assignment”) is made and entered into as of this 27th day of January, 2004, (“Effective Date”) by and among Rancho Vista Del Mar Inc., a California corporation (“Assignor”), The Walters Group, a Nevada partnership (“Assignee”), and Corautus Genetics Inc., a Delaware corporation (“Corautus”).

W I T N E S S E T H

WHEREAS, Corautus, Assignor, and Assignee are parties to that certain Common Stock and Warrant Purchase Agreement dated as of December 19, 2003 (“Agreement”); and

WHEREAS, pursuant to the Agreement, Assignor has agreed to purchase from Corautus, and Corautus has agreed to sell to Assignor, 50,390 units which are convertible into: (i) 251,950 shares of Corautus common stock, par value $0.001 per share (“Common Stock”); and (ii) a warrant to purchase 50,390 shares of Common Stock; and

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to accept, in addition to Assignee’s current rights and obligations under the Agreement, a forty percent (40%) undivided interest in the Assignor’s rights in and obligations under the Agreement (“Interest”), which shall include the right and obligation to purchase: (i) 100,780 shares of Common Stock currently allocated to the Assignor (“Acquired Shares”); and (ii) a warrant to purchase 20,156 shares of Common Stock currently allocated to the Assignor (“Acquired Warrant”); and

WHEREAS, following the assignment of the Interest, Assignee shall hold, in addition to the Interest, the rights and obligations under the Agreement originally conveyed to Assignee upon execution of the Agreement; and

WHEREAS, Corautus desires to express its consent to Assignor’s assignment of its interest in and obligations under the Agreement to Assignee.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

ASSIGNMENT

1. Assignment of Agreement. Assignor does hereby assign, transfer and convey unto Assignee all of Assignor’s right, title and interest in and to the Interest, and specifically, the Acquired Shares and Acquired Warrant, together with any and all amendments thereto, and all of Assignor’s obligations thereunder with respect to the Interest, specifically the Acquired Shares and Acquired Warrant.

2. Assumption of Agreement. By execution hereof, Assignee does hereby accept Assignor’s assignment and agrees to assume and perform all of Assignor’s duties, obligations and responsibilities under the Agreement with respect to the Interest, Acquired Shares and Acquired Warrant from and after the Effective Date, and any and all amendments thereto.

3. Retention. Assignor shall retain and be subject to all of the benefits and burdens of the Agreement with respect to the interest not herein transferred.

CONSENT

4. Corautus Consent to Assignment. Corautus hereby consents to the assignment and assumption described in Paragraphs 1 and 2 above.

REPRESENTATIONS & WARRANTIES

5. (a) Representations and Warranties. Assignee hereby represents and warrants to, and covenants with Corautus the representations, warranties, and covenants contained in the Agreement with respect to the interest herein transferred, including but not limited to the representations, warranties, and covenants contained in Article 5 of the Agreement.

(b) No Consents Required. Assignor and Assignee represent and warrant that no consent of any other person or entity is required in order for this Assignment to take effect. The person executing this Assignment on behalf of Assignee and Assignor are authorized to execute this Assignment on behalf of Assignee and Assignor, respectively.

MISCELLANEOUS

6. Governing Law. This Assignment AND AMENDMENT shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of GEORGIA without regard to principles of conflict of laws.

7. Counterparts. This Assignment and Amendment may be executed in counterparts, and it shall not be necessary that the signatures of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth in the preamble.

ASSIGNOR:

Rancho Vista Del Mar Inc.

/s/ Roque De La Fuente II

Roque De La Fuente II, President

ASSIGNEE:

The Walters Group

/s/ William T. Walters

William T. Walters, Partner

CORAUTUS:

Corautus Genetics Inc.

/s/ Richard E. Otto

Richard E. Otto, Chief Executive Officer